UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2009

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 25, 2009, the Compensation Committee (the “Committee”) of our Board of Directors adopted the Restated Incentive Compensation Plan (the “Bonus Plan”), which replaces the 1999 Incentive Compensation Plan (the “Prior Bonus Plan”).  The Committee also established the financial performance metrics and target bonuses under the Bonus Plan for fiscal year 2009 (the “2009 Bonus Plan”).  The material differences between the Bonus Plan and the Prior Bonus Plan, and the financial performance metrics and target bonuses under the 2009 Bonus Plan are summarized below.

Bonus Plan.  Our executive officers and selected senior managers (“Designated Participants”) participate annually in a cash bonus plan.  To date, annual cash bonuses to Designated Participants have been paid under the Prior Bonus Plan, which has remained substantially unchanged since it was first adopted in 1998.  Since the Prior Bonus Plan’s adoption, our compensation programs, corporate governance procedures, and administrative policies have changed, and certain laws and regulations affecting executive compensation and best practices in corporate governance have evolved.  In particular, in 2008, the Committee adopted our 2008 Equity Incentive Plan (the “2008 EIP”), under which our annual cash bonus program now is intended to operate.  Consequently, the Committee believed it was necessary to update the Prior Bonus Plan to better integrate our cash bonus plan with the 2008 EIP as well as to conform our cash bonus plan to relevant changes in laws, regulations and our corporate governance procedures and best practices.  Specifically, the Bonus Plan includes performance criteria, performance goals, and other terms and conditions that are consistent with the criteria, goals, terms and conditions set forth in the 2008 EIP.  In addition, the Bonus Plan clarifies the allocation of responsibility between the Committee and our Chief Executive Officer for compensation decisions.  Technical provisions of the Bonus Plan also were updated based on current relevant laws and regulations, including changes intended to give the Committee increased flexibility to design our annual bonus plan so that compensation received under the Bonus Plan will qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and to adjust the financial results relative to the performance criteria for objectively determinable impacts of unexpected events to the extent allowable under the rules of Section 162(m).  The foregoing description of the Bonus Plan is qualified in its entirety by reference to the URS Corporation Restated Incentive Compensation Plan filed as Exhibit 10.1.

2009 Bonus Plan.  Under the Bonus Plan, the Designated Participants are eligible to earn annual cash bonuses based on formulas tied to certain financial performance metrics defined in the Bonus Plan that are established annually by the Committee.  Each Designated Participant is assigned a “Target Bonus” at or near the beginning of each fiscal year, expressed as a percentage of his or her base salary, and then becomes eligible to earn a bonus based on the extent to which he or she meets, exceeds or falls short of the predefined financial performance metrics for that fiscal year.  On March 25, 2009, the Committee established the financial performance metrics and Target Bonuses (measured as a percentage of annual base salary) under the Bonus Plan for fiscal year 2009.  Meeting a minimum corporate net income threshold, as defined in the Bonus Plan, is a prerequisite for all Designated Participants to earn a bonus under the 2009 Bonus Plan.  In addition, with respect to our executive officers, the Committee established the following financial performance metrics and confirmed the Target Bonuses (which were unchanged from fiscal year 2008) under the Bonus Plan for fiscal year 2009:

Designated Participant	2009 Financial Performance Metrics	2009 Target Bonuses
Martin M. Koffel	Corporate Net Income	125%
Thomas W. Bishop	Corporate Net Income and URS Division Profit Contribution	70%
Reed N. Brimhall	Corporate Net Income	60%
H. Thomas Hicks	Corporate Net Income	100%
Susan B. Kilgannon	Corporate Net Income	45%
Joseph Masters	Corporate Net Income	70%
Gary V. Jandegian	URS Division Profit Contribution	100%
Randall A.Wotring	EG&G Division Profit Contribution	100%
Thomas H. Zarges	Washington Division Profit Contribution	100%

The foregoing description of the 2009 Bonus Plan is qualified in its entirety by reference to the URS Corporation Restated Incentive Compensation Plan 2009 Plan Year Summary filed as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

 (d)     Exhibits

10.1	URS Corporation Restated Incentive Compensation Plan. FILED HEREWITH.
10.2	URS Corporation Restated Incentive Compensation Plan 2009 Plan Year Summary. FILED HEREWITH.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Date: March 31, 2009	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller and Chief Accounting Officer
URS Corporation

EXHIBIT INDEX

Exhibit Number	Description
10.1	URS Corporation Restated Incentive Compensation Plan. FILED HEREWITH.
10.2	URS Corporation Restated Incentive Compensation Plan 2009 Plan Year Summary. FILED HEREWITH.